ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090897221-60
	Filing Date and Time: 12/30/2009 10:13 AM
	Entity Number: E0660522009-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

Comanchero Corporation
Name of merging entity

Texas
Jurisdiction

corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Comanchero Corporation
Name of surviving entity

Nevada
Jurisdiction

corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

[X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Comanchero Corporation (a Nevada corporation)
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

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ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Comanchero Corporation (a Texas corporation)
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

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5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Comanchero Corporation
Name of merging entity

X [signature]
Signature

President
Title

12.29.09
Date

Name of merging entity

X
Signature

Title

Date

Name of merging entity

X
Signature

Title

Date

Name of merging entity

X
Signature

Title

Date

Comanchero Corporation
Name of surviving entity

X [signature]
Signature

President & CEO
Title

12.29.09
Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

12/31/09

Office of the Secretary of State

December 31, 2009

Capitol Services Inc
P O Box 1831
Austin, TX 78767 USA

RE:
Comanchero Corporation (File Number: Not Applicable)

It has been our pleasure to approve and place on record the filing instrument effecting a merger. The appropriate evidence of filing is attached for your files. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division

Enclosure

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Hope Andrade
Secretary of State

Office of the Secretary of State

CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging

Comanchero Corporation
Domestic For-Profit Corporation
[File Number: 800676693]

Into

Comanchero Corporation
Foreign For-Profit Corporation
Nevada, USA
[Entity not of Record, Filing Number Not Available]

has been received in this office and has been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.

Dated: 12/30/2009

Effective: 12/30/2009

Hope Andrade
Secretary of State

CERTIFICATE OF MERGER

OF

COMANCHERO CORPORATION, A TEXAS CORPORATION

WITH AND INTO

COMANCHERO CORPORATION, A NEVADA CORPORATION

FILED
In the Office of the
Secretary of State of Texas

DEC 30 2009

Corporations Section

In accordance with the provisions of Section 10.151 of the Texas Business Organizations Code, Comanchero Corporation, a Texas corporation (the "Non-Surviving Corporation") and Comanchero Corporation, a Nevada corporation (the "Surviving Corporation"), hereby adopt the following Certificate of Merger for the purpose of merging the Non-Surviving Corporation with and into the Surviving Corporation effective as of the date of the filing of this Certificate of Merger with the Secretary of State of Texas (the "Effective Time"). The Non-Surviving Corporation and the Surviving Corporation shall sometimes collectively be referred to herein as the "filing entities."

1. Statement Certifying Information Relating to Plan of Merger. An Agreement and Plan of Merger (the "Plan") has been approved by each of the Non-Surviving Corporation and the Surviving Corporation. The filing entities hereby certify the following with regard to such Plan:

a. The name and state of incorporation or organization of the filing entities are as follows:

Name of Entity	State of Organization
Comanchero Corporation	Texas
Comanchero Corporation	Nevada

b. The name of the Non-Surviving Corporation is Comanchero Corporation, and it is a corporation governed by the laws of the State of Texas.

c. The name of the Surviving Corporation is Comanchero Corporation, and it is a corporation to be governed by the laws of the State of Nevada.

d. No amendments to the certificate of formation of any filing entity that is a party to the merger are effected by the merger.

e. An executed copy of the Plan is on file at the principal place of business of the Surviving Corporation, whose address is 2700 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201.

f. Upon written request therefor, a copy of the Plan will be furnished without cost by the Surviving Corporation to any shareholder of the Non-Surviving Corporation.

2. Due Authorization of the Plan. The Plan has been approved by the Non-Surviving Corporation in the manner prescribed by the laws of the State of Texas, under which the Non-Surviving Corporation was formed, and by its governing documents. The Plan has been approved by the Surviving Corporation in the manner prescribed by the laws of the State of Nevada, under which the Surviving Corporation was incorporated, and by its governing documents.

3. Payment of Taxes. The Surviving Corporation shall be responsible for the payment of all franchise taxes of the parties to this Certificate of Merger, and such Surviving Corporation shall be obligated to pay such franchise taxes, if the same are not timely paid.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of the 29th day of December, 2009.

NON-SURVIVING CORPORATION:

COMANCHERO CORPORATION
a Texas corporation

By: ______________________
Christian R. Briggs
President, Secretary & Treasurer

SURVIVING CORPORATION:

COMANCHERO CORPORATION
a Nevada corporation

By: ______________________
Christian R. Briggs
President & CEO